UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2016

ZION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of principal executive offices, including Zip Code)

214-221-4610

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

In connection with the previously announced rights offering by Zion Oil & Gas, Inc. (the “Company”) of non-transferable subscription rights to the holders of the Company’s common stock, par value $0.01 per share (“Common Stock”) on October 15, 2015, to purchase up to $72,000,000 in principal amount of the Company’s 10% Convertible Senior Bonds par value $100 due May 2, 2021 (the “Notes”), the Company is filing the item included as an exhibit  to this current report on Form 8–K for the purpose of incorporating such item as an exhibit in the Company’s Registration Statement on Form S–3 (File No. 333-193336), as amended, which was declared effective by the SEC on March 27, 2014 (the “Registration Statement”), along with the Base Prospectus. The Company distributed the subscription rights on or about October 21, 2015 pursuant to the terms of a Prospectus Supplement, dated October 21, 2015. The Exhibit 5.1 to this Current Report on Form 8-K, which relates to the above Registration Statement, is hereby incorporated as an exhibit to the Registration Statement.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Pearl Cohen Zedek Latzer Baratz LLP regarding the validity of the subscription rights and securities being offered.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 31, 2016

Zion Oil and Gas, Inc.

By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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